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                                                                    EXHIBIT 5.1




                  FORM OF OPINION OF COUNSEL TO PARENT AND SUB



                              ___________ __, 1997



Maintenance Warehouse/America Corp.
5505 Morehouse Drive, Suite 300
San Diego, California  92121

Ladies and Gentlemen:

         We have acted as counsel for The Home Depot, Inc., a Delaware corporation ("Parent"), and Home Depot Sub, Inc., a Texas corporation and a wholly owned subsidiary of Parent ("Sub"), in connection with the matters contemplated in that certain Merger Agreement, dated as of January __, 1997 (the "Principal Merger Agreement"), by and among Parent, Sub, Maintenance Warehouse/America Corp., a Texas corporation (the "Company"), and the shareholders of the Company (the "Shareholders"). We have acted as counsel for Parent in connection with the matters contemplated in that certain Affiliated Merger Agreement, dated as of January __, 1997 (the "Affiliated Merger Agreement," and together with the Principal Merger Agreement, the "Merger Agreements"), by and between Parent, and certain California limited partnerships(the "Affiliated Companies"). Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Principal Merger Agreement.

         In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied, as to various matters of fact relating to the opinions set forth below, on certificates of public officials and officers of Parent and Sub, copies of which are attached hereto and on the accuracy of the factual matters






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stated in the representations and warranties made by Parent and Sub in the
Principal Merger Agreement.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth below, we are of the opinion that:

                 (i) Each of Parent and Sub is a corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                (ii) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver the Merger Agreements and the Parent Ancillary Agreements and to perform its obligations under the Merger Agreements and the Parent Ancillary Agreements and to consummate the Mergers and the other transactions contemplated by the Merger Agreements. The execution and delivery of the Merger Agreements and the Parent Ancillary Agreements, and the performance by each of Parent and Sub of its respective obligations under the Merger Agreements and the Parent Ancillary Agreements and the consummation of the Mergers and the other transactions provided for in the Merger Agreements have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub.

               (iii) Except for compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities laws, and the filing and recordation of certificates of merger as required by the appropriate jurisdictions, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Parent or Sub is required in connection with the execution, delivery or performance of the Merger Agreements by Parent or Sub or the consummation of the transactions contemplated in the Merger Agreements by Parent or Sub.

                (iv) The execution, delivery and performance of the Merger Agreements, the consummation of the Mergers and the other transactions contemplated in the Merger Agreements and the fulfillment of and compliance with the terms and conditions of the Merger Agreements do not and will not, with the passing of time or the giving of notice or both, violate or conflict with or constitute a breach of or default under, (a) any term or






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         provision of the Articles or Certificate of Incorporation or Bylaws of
         Parent or Sub, (b) any judgment, decree or order known to us of any court or governmental authority or agency to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties is bound, (c) to our knowledge, any material agreement to which Parent or Sub is a party or (d) any Georgia statute, law, regulation or rule known to us that is applicable to Parent or Sub.

                 (v) The shares of Parent Common Stock to be issued in connection with the Mergers have been duly authorized and, when issued in accordance with the terms of the Merger Agreements, will be validly issued, fully paid and nonassessable and free of statutory preemptive rights.

                (vi) Each of the Merger Agreements has been duly executed and delivered by each of Parent and (in the case of the Principal Merger Agreement) Sub. Each of the Merger Agreements constitutes the legal, valid and binding agreement of each of Parent and (in the case of the Principal Merger Agreement) Sub, enforceable against each of Parent and Sub in accordance with its terms, except (a) as rights to indemnity and contribution under the Principal Merger Agreement may be limited by applicable federal or state securities laws, (b) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, (c) as the enforceability thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in an action at law or a suit in equity) including the availability of equitable remedies, and (d) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (vii) The Registration Statement has been declared effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are threatened or pending by the SEC. The Registration Statement (other than the financial statements and notes thereto and schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement or such other documents, as to which we express no opinion), as of the effective date of the Registration Statement, appeared on its face to be appropriately responsive as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and the regulations of the SEC promulgated thereunder.






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         We have participated in conferences with the officers and other representatives of Parent, representatives of the independent public accountants of Parent and your officers and representatives at which the contents of the Registration Statement and related matters were discussed and reviewed. Although we have not independently verified the information contained in the Registration Statement and we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the foregoing, no facts came to our attention that caused us to believe that, as of the date the Registration Statement became effective with the SEC or as of the Effective Time, the information with respect to Parent or Sub contained in or incorporated by reference in the Registration Statement (except for the financial statements and other financial or statistical data contained or incorporated by reference therein, as to which we express no view), contained an untrue statement of a material fact with respect to Parent or Sub or omitted to state a material fact with respect to Parent or Sub required to be stated therein or necessary to make the statements therein with respect to Parent or Sub, in light of the circumstances under which they were made, not misleading.

         The foregoing opinions are subject to the following limitations, qualifications and assumptions:

         (a) Whenever any opinion or confirmation in this opinion is qualified by the words "to our knowledge," "known to us" or other words of similar meaning, the quoted words mean the current awareness of Michael J. Egan III and Raymond A. Baltz of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified.

         (b) In rendering the opinion set forth in paragraph (i) above concerning the existence, qualification and good standing of Parent and Sub, we have relied exclusively upon certificates of the Secretary of State of the States of Delaware and Texas.

         (c) We are members of the Bar of the State of Georgia and, accordingly, do not purport to be experts on or to express any opinion herein concerning any law other than the laws of the State of Georgia, the Delaware General Corporation Law and the federal law of the United States.

         (d) In rendering the opinion set forth in paragraph (vi) above concerning the Merger Agreements, we have assumed that the Merger Agreements have been duly authorized, executed and delivered by each party thereto other than Parent and Sub and that the Merger Agreements constitute the legal, valid, binding and enforceable obligation of each of the parties thereto other than Parent and Sub.






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         (e)     No opinion is expressed as to the enforceability of any
waiver, choice of law, jurisdiction, venue or service of process provisions of any agreement or document.

         This opinion has been furnished to you pursuant to Section 11.1(c)(iii) of the Principal Merger Agreement, and no other person or entity shall be entitled to rely upon this opinion without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

                                        Very truly yours,


                                        KING & SPALDING